Exhibit 23.1





                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated December 20, 2006 relating to the financial statements in GammaCan International Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.




Kesselman & Kesselman,

Tel Aviv, Israel
March 29, 2007